Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

OF BOULDER BRANDS, INC., PHIL’S FRESH FOODS, LLC, AND UDI’S HEALTHY FOODS, LLC

The following unaudited pro forma condensed combined statements of operations for the fiscal year ended December 31, 2012 and for the nine months ended September 30, 2013 are presented on a pro forma basis to give effect to the completed acquisitions of Phil’s Fresh Foods, LLC, owner of EVOL Foods (“EVOL”), and Udi’s Healthy Foods, LLC (“Udi’s”) as if they had occurred on January 1, 2012. The following unaudited pro forma condensed combined balance sheet as of September 30, 2013 is presented on a pro forma basis to give effect to the completed acquisition of EVOL as if it had occurred on September 30, 2013.

The following unaudited pro forma condensed combined financial statements, or the “pro forma financial statements,” were derived from publically available financial statements, as well as the accounting records of EVOL and Udi’s, and should be read in conjunction with:

•             the consolidated financial statements of Boulder Brands, Inc. (“Boulder Brands”) as of and for the year ended December 31, 2012 and the related notes included in Boulder Brands’ Annual Report on Form 10-K for the year ended December 31, 2012; and

•             the consolidated financial statements of Boulder Brands as of and for the nine months ended September 30, 2013 and the related notes included in Boulder Brands’ Quarterly Report on Form 10-Q for the nine months ended September 30, 2013; and

•             the consolidated financial statements of EVOL as of and for the year ended December 31, 2012 and the related notes included in this Form 8-K/A; and

•             the consolidated financial statements of EVOL as of and for the nine months ended September 30, 2013 and the related notes included in this Form 8-K/A; and

•             the consolidated financial statements of Udi’s as of and for the six months ended June 30, 2012 and the related notes included in the Form 8-K/A filed with the United States Securities and Exchange Commission on September 10, 2012.

The consolidated financial statements of Boulder Brands, EVOL and Udi’s as of September 30, 2013 and for the nine months ended September 30, 2013 and year ended December 31, 2012 have been adjusted in the pro forma financial statements to give effect to events that are (1) directly attributable to the completed acquisitions, (2) factually supportable and (3) with respect to the statements of operations, expected to have a continuing impact on the combined company.

The pro forma financial statements have been presented for informational purposes only. The pro forma financial statements are not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the acquisitions been completed as of the dates indicated. In addition, the pro forma financial statements do not purport to project the future financial position or operating results of the combined company. There were no material transactions between Boulder Brands, EVOL and Udi’s during the periods presented in the pro forma financial statements that would need to be eliminated.

The pro forma financial statements have been prepared using the acquisition method of accounting under generally accepted accounting principles in the United States of America (“GAAP”), which are subject to change and interpretation. Boulder Brands has been treated as the acquirer in the completed acquisitions for accounting purposes. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the pro forma financial statements.

Acquisition accounting is dependent upon certain valuations and other studies that have not yet been completed. Accordingly, the pro forma adjustments relating to the EVOL acquisition are preliminary and have been made solely for the purpose of preparing the pro forma financial statements and are based upon preliminary information available at the time of the preparation of this Form 8-K/A. Differences between these preliminary estimates and the final acquisition accounting could occur and these differences could have a material impact on the pro forma financial statements and the combined company’s future results of operations and financial position.

The pro forma financial statements do not reflect any cost savings or other synergies that the combined company may achieve as a result of the completed acquisitions or the costs to integrate the operations of Boulder Brands, EVOL and Udi’s or the costs necessary to achieve these cost savings and other synergies. The effects of the foregoing items could, individually or in the aggregate, materially impact the pro forma financial statements.

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Unaudited Pro Forma Condensed Combined

Statement of Operations and Comprehensive Income (Loss)

For the Year Ended December 31, 2012

(in thousands, except share and per share data)	Boulder Brands	EVOL	Udi’s (January 1, 2012 through June 30, 2012)	Pro Forma Adjustments (Note 4)		Combined
Net sales	$369,645	$10,806	$40,968	$-		$421,419
Cost of goods sold	210,752	7,137	23,412	1,532	(a)	242,833
Gross profit (loss)	158,893	3,669	17,556	(1,532)		178,586

Operating expenses:
Marketing	32,316	690	4,336	-		37,342
Selling	30,689	1,150	3,442	-		35,281
General and administrative	65,508	3,178	4,585	2,500	(b)	75,771
Restructuring, acquisition and integration-related costs	7,638	-	8,595	(4,948	)(c)	11,285
Total operating expenses	136,151	5,018	20,958	(2,448)		159,679
Operating income (loss)	22,742	(1,349)	(3,402)	916		18,907

Other income (expense):
Interest expense, net	(15,046)	(118)	(90)	(1,240	)(d)	(16,494)
Other income (expense), net	231	(280)	-	-		(49)
Total other (expense)	(14,815)	(398)	(90)	(1,240)		(16,543)
Income (loss) before income taxes	7,927	(1,747)	(3,492)	(324)		2,364
Provision (benefit) for income taxes	3,724	-	-	(2,778	)(e)	946
Net income (loss)	$4,203	$(1,747)	$(3,492)	$2,454		$1,418

Earnings per share:
Basic	$0.07					$0.02
Diluted	$0.07					$0.02

Weighted average shares outstanding:
Basic	59,133,992					59,133,992
Diluted	60,765,876					60,765,876

Net income (loss)	$4,203	$(1,747)	$(3,492)	$2,454		$1,418
Other comprehensive income, net of tax:
Foreign currency translation adjustment	631	-	-	-		631
Other comprehensive income	631	-	-	-		631
Comprehensive income (loss)	$4,834	$(1,747)	$(3,492)	$2,454		$2,049

See accompanying Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements, which are an integral part of these statements.

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Unaudited Pro Forma Condensed Combined

Statement of Operations and Comprehensive Income (Loss)

For the Nine Months Ended September 30, 2013

(in thousands, except share and per share data)	Boulder Brands	EVOL	Pro Forma Adjustments (Note 4)		Combined
Net sales	$335,834	$12,443	$-		$348,277
Cost of goods sold	195,699	8,467	-		204,166
Gross profit	140,135	3,976	-		144,111

Operating expenses:
Marketing	23,017	541	-		23,558
Selling	26,184	1,224	-		27,408
General and administrative	54,741	2,336	700	(b)	57,777
Restructuring, acquisition and integration-related costs	4,373	-	(757)	(c)	3,616
Total operating expenses (income)	108,315	4,101	(57)		112,359
Operating income (loss)	31,820	(125)	57		31,752

Other income (expense):
Interest expense, net	(20,891)	(165)	8,810	(d)	(12,246)
Other income (expense), net	(910)	(215)	-		(1,125)
Total other income (expense)	(21,801)	(380)	8,810		(13,371)
Income (loss) before income taxes	10,019	(505)	8,867		18,381
Provision for income taxes	4,601	-	2,752	(e)	7,353
Net income (loss)	5,418	(505)	6,115		11,028
Less: Net loss attributable to noncontrolling interest	59	-	-		59
Net income (loss) attributable to Boulder Brands / EVOL common stockholders	$5,477	$(505)	$6,115		$11,087

Earnings per share:
Basic	$0.09				$0.19
Diluted	$0.09				$0.18

Weighted average shares outstanding:
Basic	59,539,397				59,539,397
Diluted	62,635,507				62,635,507

Net income (loss)	$5,418	$(505)	$6,115		$11,028
Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustment	(690)	-	-		(690)
Other comprehensive (loss) income	(690)	-	-		(690)
Comprehensive income (loss)	4,728	(505)	6,115		10,338
Less: Comprehensive income (loss) attributable to noncontrolling interest	59	-	-		59
Comprehensive income (loss) attributable to Boulder Brands / EVOL common stockholders	$4,787	$(505)	$6,115		$10,397

See accompanying Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements, which are an integral part of these statements.

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Unaudited Pro Forma Condensed Combined

Balance Sheet

As of September 30, 2013

(In thousands)	Boulder Brands	EVOL	Pro Forma Adjustments (Note 4)		Combined

Assets
Current assets:
Cash and cash equivalents	$23,121	$744	$(22,697	)(f)	$1,168
Accounts receivable, net of allowance	40,120	1,711	-		41,831
Accounts receivable - other	1,587	-	-		1,587
Inventories, net	30,129	2,718	553	(g)	33,400
Prepaid taxes	5,856	-	-		5,856
Prepaid expenses and other assets	2,813	188	-		3,001
Deferred tax asset	5,701	-	-		5,701
Total current assets	109,327	5,361	(22,144)		92,544
Property and equipment, net	49,341	1,457	-		50,798
Other assets:
Goodwill	324,451	-	26,353	(h)	350,804
Intangible assets, net	225,382	-	20,200	(i)	245,582
Deferred costs, net	7,777	-	518	(j)	8,295
Investments and other assets	10,473	-	-		10,473
Total other assets	568,083	-	47,071		615,154
Total assets	$726,751	$6,818	$24,927		$758,496
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued expenses	$60,299	$2,265	$-		$62,564
Income taxes payable	110	-	-		110
Related party payable	-	300	(300	)(k)	-
Current portion of long-term debt	3,371	215	250	(l)	3,836
Total current liabilities	63,780	2,780	(50)		66,510
Long-term debt	261,870	2,206	29,750	(l)	293,826
Deferred tax liability	48,105	-	-		48,105
Contract payable	1,375	-	-		1,375
Other liabilities	1,261	-	-		1,261
Total liabilities	376,391	4,986	29,700		411,077
Commitment and contingencies
Stockholders' equity
Common stock	6	-	-		6
Additional paid in capital	557,114	9,851	(9,851	)(m)	557,114
Retained earnings/accumulated deficit	(191,287)	(8,019)	5,078	(n)	(194,228)
Accumulated other comprehensive loss, net of tax	(1,319)	-	-		(1,319)
Treasury stock, at cost	(15,595)	-	-		(15,595)
Total Boulder Brands / EVOL stockholders' equity	348,919	1,832	(4,773)		345,978
Noncontrolling interest	1,441	-	-		1,441
Total equity	350,360	1,832	(4,773)		347,419
Total liabilities and stockholders' equity	$726,751	$6,818	$24,927		$758,496

See accompanying Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements, which are an integral part of these statements.

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NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

1.            Description of Transactions

On December 23, 2013, a subsidiary of Boulder Brands, Inc. (the “Company”) acquired all of the issued and outstanding units of Phil’s Fresh Foods, LLC, owner of EVOL Foods (“EVOL”), for a purchase price of $48.9 million in cash, subject to a customary working capital adjustment and other ordinary related adjustments, pursuant to a unit purchase agreement (the “Purchase Agreement”) by and among the Company, GFA Brands, Inc., a wholly-owned subsidiary of the Company, Burrito Investment Group LLC, an investment vehicle owned by Revelry Brands LLC and Spier Capital Management LLC, ACG Burrito Investors LLC, an affiliate of Alliance Capital Growth LLC, Burrito Holding Company, Inc., an affiliate Philip Anson, Chief Operating Officer and co-founder of Phil’s Fresh Foods, and Phil’s Incentive Company, LLC. The Company funded the purchase price using a combination of cash on hand and borrowing under its existing credit facility, which was amended in connection with the acquisition.

On July 2, 2012, Boulder Brands, Inc. acquired Udi’s Healthy Foods, LLC, for total consideration of $126.9 million.

2.            Basis of Presentation

The pro forma financial statements were prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board’s Accounting Standards Codification (ASC) 805, “Business Combinations,” and uses the fair value concepts defined in ASC 820, “Fair Value Measurements and Disclosures.” Certain reclassifications have been made to the historical financial statements of EVOL and Udi’s to conform to Boulder Brands’ presentation. Specifically, a portion of EVOL’s historical Cost of goods sold is now presented partially as a reduction of Net sales and partially as additional Selling expense and a portion of EVOL’s historical Selling, general and administrative expenses are presented partially as a reduction of Net sales and partially as Other expense to align with Boulder Brands’ presentation of similar expenses. Additionally, a portion of Udi’s historical reductions of Net sales are now presented as Selling expenses and a portion of Udi’s historical Marketing expenses are presented as a reduction of Net sales to align with Boulder Brands’ presentation of similar expenses.

The Udi’s acquisition occurred on July 2, 2012 and as such the Boulder Brands results for the year ended December 31, 2012 include Udi’s results for the period of July 2, 2012 through December 31, 2012. Udi’s results are also already incorporated into the Boulder Brands results as of and for the nine months ended September 30, 2013.

ASC 805 requires, among other things, that most assets acquired and liabilities assumed be recognized at their fair values as of the date the acquisition was completed. ASC 820 defines the term “fair value” and sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result of these standards, Boulder Brands may be required to record assets which are not intended to be used or sold and/or to value assets at fair value measures that do not reflect Boulder Brands’ intended use of those assets. Many of these fair value measurements can be highly subjective and it is also possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Under ASC 805 acquisition-related transaction costs (e.g., advisory, legal, valuation, and other professional fees) and certain acquisition-related restructuring charges impacting the target company are not included as a component of consideration transferred but are accounted for as expenses in the periods in which the costs are incurred. Total advisory, legal, regulatory and valuation costs expected to be incurred by Boulder Brands are estimated to be approximately $8.4 million, of which, $5.5 million of this amount has been paid previous to September 30, 2013, and therefore, $2.9 million of these costs for Boulder Brands, EVOL and Udi’s are reflected in the unaudited pro forma condensed combined balance sheet as a reduction to Cash and cash equivalents and Retained earnings/Accumulated deficit.

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3.            Estimate of Assets Acquired and Liabilities Assumed

The following is a preliminary estimate of the assets acquired and the liabilities assumed by Boulder Brands in the completed acquisition of EVOL:

(In thousands)
Book value of net assets acquired at September 30, 2013	$1,832
Adjustments to:
Inventory (a)	553
Identifiable intangible assets(b)	20,200
Goodwill(c)	26,353
Estimate of consideration expected to be transferred	$48,938

(a)    Inventory has been recorded at estimated selling price less costs of disposal and a reasonable profit.

(b)    At this time, Boulder Brands’ preliminary estimate of the fair value of the identifiable intangible assets and their useful lives are as follows:

	Estimated Fair Value (In thousands)	Estimated Useful Life
Customer relationships	$10,000	12 years
Non-compete agreements	200	2 years
Trade name	10,000	Indefinite
Total	$20,200

These preliminary estimates of fair value and useful life could be different from the final acquisition accounting, and the difference could have a material impact on the accompanying pro forma financial statements. The combined effect of any such changes could then also result in a significant increase or decrease to Boulder Brands’ estimate of associated amortization expense.

(c)      Goodwill is calculated as the difference between the acquisition date fair value of the consideration transferred and the values assigned to the assets acquired and liabilities assumed. Goodwill is not amortized.

4.            Pro Forma Adjustments

Adjustments included in the column under the heading “Pro Forma Adjustments” represent the following:

(a)      To adjust Cost of goods sold as follows:

	Year Ended December 31, 2012	Nine Months Ended September 30, 2013
	(In thousands)
Depreciation expense associated with manufacturing equipment acquired (Udi’s)	$43	$—
Elimination of inventory fair value adjustment based on inventory turnover (Udi’s)	935	—
Elimination of inventory fair value adjustment based on inventory turnover (EVOL)	554	—
Total	$1,532	$—

(b)      To adjust General and administrative expense as follows:

	Year Ended December 31, 2012	Nine Months Ended September 30, 2013
	(In thousands)
Amortization expense associated with EVOL customer relationship and non-compete agreement intangible assets acquired (see Note 3(b))	$933	$700
Amortization expense of intangible assets associated with the acquisition of Udi’s for the period January 1, 2012 through June 30, 2012	1,567	—
Total	$2,500	$700

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(c)      To eliminate acquisition and integration related costs associated with the EVOL and Udi’s acquisitions.

(d)      To adjust interest expense as follows:

	Year Ended December 31, 2012	Nine Months Ended September 30, 2013
	(In thousands)
Interest expense and amortization of deferred financing costs associated with debt structure in place immediately prior to the acquisition, as if it were in place on January 1, 2012	$16,330	$12,157
Elimination of interest expense and amortization of deferred financing costs associated with the old debt structure in place during the historical periods presented	(15,090)	(20,967)
Total	$1,240	$(8,810)

(e)      Boulder Brands has generally assumed a 40% tax rate when estimating the tax impacts of the acquisition, representing the statutory tax rate for Boulder Brands. The effective tax rate of the combined company is not expected to be significantly different.

(f)       To adjust cash and cash equivalents, as follows:

(In thousands)
Offer consideration (see Note 1)	$(48,938)
Incremental amount of debt recognized immediately subsequent to the acquisition	30,000
Estimate of future acquisition-related transaction costs	(2,941)
Eliminate EVOL related party payable	(300)
Deferred debt costs associated with new debt recognized in connection with the acquisition	(518)
Total	$(22,697)

(g)      To record fair value adjustment related to inventory.

(h)      To record an estimate of acquisition date goodwill (see Note 3(c)).

(i)       To record intangible assets acquired (see Note 3(b)).

(j)       To adjust Deferred costs, net for deferred debt costs incurred with debt associated with the acquisition.

(k)	To eliminate EVOL’s related party payable.

(l)        To reflect the incremental amount of new debt recognized in connection with the acquisition.

(m)      To eliminate EVOL’s additional paid-in-capital.

(n)      To eliminate EVOL’s retained deficit, and to record estimated non-recurring costs of Boulder Brands and EVOL for advisory, legal, regulatory and valuation costs, as follows:

(In thousands)
Eliminate EVOL’s retained deficit	$8,019
Estimated remaining acquisition related transaction costs assumed to be non-recurring	(2,941)
Total	$5,078

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